SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT


This Second Amendment to Employment Agreement ("Second Amendment") is made and entered into effective December 20, 2001, by and between SONUS CORP., a Yukon Territory, Canada, corporation ("Corporation"), and BRANDON M. DAWSON ("Executive").

                                    RECITALS

A. Corporation and Executive are parties to an Employment Agreement effective December 24, 1997 (the "Agreement"), which was amended by an Amendment to Employment Agreement effective May 21, 2001 (the "First Amendment").

B. Corporation and Executive mutually desire to further amend the Agreement, as set forth in this Second Amendment.

                                      TERMS

1. Section 3.1 of the Agreement, as amended by the First Amendment, is further amended to read as follows:

     "3.1  Position  and  Duties.   Executive   agrees  to  render  services  to
     Corporation as Chairman of the Board and a member of the Board of Corporation and as an executive officer of such of Corporation's Affiliates as the parties to this Agreement mutually agree, including Affiliates that may be formed or acquired subsequent to the Effective Date. As Chairman of the Board, Executive will have such executive and managerial duties as may be agreed between him and Corporation's Chief Executive Officer from time to time. Corporation acknowledges and agrees that (i) by its actions replacing Executive with Daniel J. Kohl as Chief Executive Officer of Corporation, Good Reason exists for Executive to terminate his employment with the Corporation, (ii) in the event that Executive terminates his employment with the Corporation at any time on or before February 28, 2002, such termination shall be deemed to be for Good Reason, and (iii) after February 28, 2002, termination for Good Reason must be established by some reason other than Executive's replacement with Mr. Kohl as Chief Executive Officer of the Corporation."

2. Except as expressly provided in this Second Amendment, the Agreement, as amended by the First Amendment, will continue in full force and effect.

CORPORATION:                        SONUS CORP.


                                    By /s/ Daniel J. Kohl
                                       --------------------------------------
                                       Daniel J. Kohl, Chief Executive Officer


EXECUTIVE:                          /s/ Brandon M. Dawson
                                    -----------------------------------------
                                    Brandon M. Dawson